UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2026

WORLD KINECT CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Florida	001-09533	59-2459427
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9800 NW 41st Street
Miami, Florida		33178
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 305 428-8000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WKC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 18, 2026, World Kinect Corporation (the “Company”) held its 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”). The matters voted upon at the Company’s 2026 Annual Meeting and the results of the votes were as follows:

Proposal 1: Election of Directors

The shareholders elected each of the Company’s nominees for director for a term expiring on the date of the 2027 Annual Meeting of Shareholders or until their successors are duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Ira M. Birns	44,358,972	422,727	1,650,973
Michael J. Kasbar	43,763,447	1,018,252	1,650,973
Ken Bakshi	41,185,770	3,595,929	1,650,973
Jorge L. Benitez	43,356,002	1,425,697	1,650,973
Sharda Cherwoo	43,882,037	899,662	1,650,973
Jeffrey M. Kottkamp	43,789,238	992,461	1,650,973
John L. Manley	42,074,440	2,707,259	1,650,973
Greg Piper	44,536,020	245,679	1,650,973
Andrea B. Smith	44,537,906	243,793	1,650,973
Paul H. Stebbins	44,062,352	719,347	1,650,973

Proposal 2: Non-Binding, Advisory Vote on Executive Compensation

The shareholders approved, by a non-binding, advisory vote, the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
41,333,700	3,262,774	185,225	1,650,973

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm

The shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2026 fiscal year.

Votes For	Votes Against	Abstentions
45,336,880	920,454	175,338

Item 9.01.	Financial Statements and Exhibits.

d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 2, 2026	World Kinect Corporation

/s/ Jeffrey Weissman
Jeffrey Weissman
Corporate Secretary